Exhibit 4.6

EXECUTION COPY

FOUNDERS NAMED IN EXHIBIT A-1

58.COM INC.

CHINA CLASSIFIED NETWORK CORPORATION

CHINA CLASSIFIED INFORMATION CORPORATION LIMITED

BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD.

BEIJING 58 INFORMATION TECHNOLOGY CO., LTD.

AND

WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

SERIES B-1 PREFERENCE SHARE
SUBSCRIPTION AGREEMENT

Dated July 23, 2011

Orrick, Herrington & Sutcliffe LLP

43rd Floor, Gloucester Tower
The Landmark
15 Queen’s Road Central
Hong Kong

58.COM INC.

SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT

THIS SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made on July 23, 2011 by and among:

(1)                                 The Persons listed in EXHIBIT A-1 (the “Founders” and each a “Founder”);

(2)                                 58.COM INC., a company incorporated in the Cayman Islands, with its registered office located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the “Company”);

(3)                                 CHINA CLASSIFIED NETWORK CORPORATION, a company limited by shares incorporated in the British Virgin Islands, with its registered office at the offices of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the “BVI Subsidiary”);

(4)                                 CHINA CLASSIFIED INFORMATION CORPORATION LIMITED (中国分类信息集团有限公司), a limited liability company incorporated under the laws of Hong Kong, with its registered office at flat 2, 19/F, Henan Building, 90-92 Jaffe Road, Wanchai, Hong Kong (the “HK Subsidiary”);

(5)                                 BEIJING CHENGSHI WANGLIN INFORMATION TECHNOLOGY CO., LTD. (北京城市网邻信息技术有限公司), a wholly foreign owned enterprise incorporated in the People’s Republic of China, with its registered office at Building 6 Yi 108 Beiyuan Road, Chaoyang District, Beijing, PRC, 100101, its legal representative being Jinbo YAO (姚劲波) (the “PRC Subsidiary”);

(6)                                 BEIJING 58 INFORMATION TECHNOLOGY CO., LTD. (北京五八信息技术有限公司), a limited liability company incorporated in the People’s Republic of China, with its registered office at No. 2 Pingfang Yi 108 Beiyuan Road, Chaoyang District, Beijing, its legal representative being Jinbo YAO (姚劲波) (the “Domestic Enterprise”); and

(7)                                 WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED, a company limited by shares incorporated in the British Virgin Islands, with its registered office at 2/F Palm Grove House, PO Box 3340, Road Town, Tortola, British Virgin Islands (the “Investor”).

The Founders, the Company, the BVI Subsidiary, the HK Subsidiary, the PRC Subsidiary, the Domestic Enterprise, and the Investor are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

RECITALS

A.            Immediately prior to the First Closing (as defined below), the Company shall have an authorized capital consisting of (i) 4,912,433,396 ordinary shares, par value US$0.00001 per share (each an “Ordinary Share”), of  which 44,245,388 have been issued and are fully paid up, (ii) 27,028,572 Series A convertible preference shares, par value US$0.00001 per share (each a “Series A Share”), all of which have been issued and are fully paid up, (iii) 19,047,620 Series A-1 convertible preference shares, par value US$0.00001 per share (each a  “Series A-1 Share”), all of which have been issued and are fully paid-up, (iv) 26,247,412 Series B convertible and redeemable preference shares, par value US$0.00001 per share (each a “Series B Share”), all of which has been issued, and (v) 15,243,000 Series B-1 convertible and redeemable preference shares, par value US$0.00001 per share (each a “Series B-1 Share”, together with the Series A Shares, Series A-1 Shares and Series B Shares, the “Preference Shares”), none of which has been issued;

B.            The Company desires to issue and allot to the Investor and the Investor desires to subscribe for up to 15,242,995 Series B-1 Shares on the terms and conditions set forth in this Agreement;

C.            The Company owns hundred percent (100%) equity interest in the BVI Subsidiary which owns hundred percent (100%) equity interest in the HK Subsidiary, which in turn owns hundred percent (100%) equity interest in the PRC Subsidiary (on a fully diluted basis), free and clear of any Encumbrance (as defined below); and

D.            The Domestic Enterprise and the Domestic Subsidiaries (as defined below) shall be engaged in the business of internet information services and such other business activities as set out in its business license in the PRC (as defined below), and exclusively engaging the PRC Subsidiary and the other Group Companies (as defined below) to provide technical support for their business (the “Domestic Principal Business”) and the PRC Subsidiary shall be engaged in the business of the research and development of technologies, and such other business activities as set out in its business license in the PRC (the “PRC Subsidiary Principal Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.             DEFINITIONS

1.1          Definitions.  Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the following meanings:

“Action”	has the meaning set out in Section 10 of EXHIBIT D.

“Affiliate”

with respect to a specified Person means (a) in the case of an individual, such Person’s spouse and lineal descendants (whether natural or adopted), brother, sister, parent, or any trust formed and maintained solely for the benefit of such Person, such Person’s spouse, such lineal descendants, brother, sister and/or parent, or trustee of any such trust, or any entity or company Controlled by any of the aforesaid Persons, (b) in the case of any Person, a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified, and (c) in the case of the Investor being an investment fund (or a Subsidiary of an investment fund), the term “Affiliate” shall include any other investment fund (or a Subsidiary of any such investment fund) managed by the same manager of the Investor (or, if the Investor is a Subsidiary of an investment fund, the same manager of the investment fund of which the Investor is a Subsidiary).

“Agreement”	has the meaning set out in the Preamble.

“Applicable Laws” or “Applicable Law”

means, with respect to any Person, relevant provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, government approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or interpretation and administration of any of the foregoing by, any Governmental Authority, whether in effect as at the date hereof or thereafter and in each case as amended or re-enacted, applicable to such Person or any of its assets or undertakings.

“Arbitration Notice”	has the meaning set out in Section 10.4(b).

“Associate”

means with respect to any Person, (a) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (c) any relative or spouse of such Person, or any relative of such spouse who has the same home as such Person.

“Board”	means the board of directors of the Company.

“Business Day”	any day (excluding Saturdays, Sundays and public holidays in Hong Kong, New York or the PRC) on which banks generally are open for business in Hong Kong, New York and the PRC.

“BVI Subsidiary”	has the meaning set out in the Preamble.

“Centre”	has the meaning set out in Section 10.4(c).

“Closing”	has the meaning set out in Section 3.5.

“Closing Account”	has the meaning set out in Section 20 of EXHIBIT G.

“Company”	has the meaning set out in the Preamble.

“Confidential Information”	has the meaning set out in Section 8.

“Confidentiality Agreement”	has the meaning set out in Section 18 of EXHIBIT D.

“Constitutional Documents”

means, with respect to any Person, the certificate of incorporation, memorandum of association, articles of association, joint venture agreement, shareholders agreement, or similar constitutive documents for such Person.

“Contract”	means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license, permit, or binding understanding, whether or not in writing.

“Control”

(including the correlative meanings of the terms “Controlling,” “Controlled by” and “under common Control with”) means, with respect to any Person, direct or indirect possession of the power to direct or cause the direction of the management or policies (with respect to operational or financial control or otherwise) of such Person, whether through the ownership of securities, by contract or otherwise.

“Conversion Shares”	has the meaning set out in Section 2.3.

“Covenantors”	means the Group Companies and the Founders, and “Covenantor” means any of the Covenantors.

“Disclosure Schedule”	has the meaning set out in Section 4.1.

“Dispute”	has the meaning set out in Section 10.4(a).

“Domestic Enterprise”	has the meaning set out in the Preamble.

“Domestic Principal Business”	has the meaning set out in the Recitals.

“Domestic Subsidiaries”

means direct or indirect, current or future Subsidiaries of the Domestic Enterprise (including without limitation the entities set forth in EXHIBIT N), and the “Domestic Subsidiary” means any of the Domestic Subsidiaries.

“Encumbrance”

means (a) any mortgage, charge, pledge, lien, hypothecation, deed of trust, title retention, security interest, or other third-party rights of any kind securing or conferring any priority of payment in respect of any obligation of any Person, any other restriction or limitation; (b) any easement or covenant granting a right of use or occupancy to any Person; (c) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, right of pre-emptive negotiation, or refusal or transfer restriction in favor of any Person; (d) any adverse claim as to title, possession, or use, and includes any agreement or arrange for any of the same.

“ESOP”	has the meaning set out in Section 9 of EXHIBIT F.

“Financial Statements”	has the meaning set out in Section 6(a) of EXHIBIT D.

“First Closing”	has the meaning set out in Section 3.1.

“Founder” and “Founders”	have the respective meanings set out in the Preamble.

“Government Official”	has the meaning set out in Section 11(c) of EXHIBIT D.

“Governmental Authority”

means any government or political subdivision thereof, whether on a federal, central, state, provincial, municipal or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Group Company Contracts”	has the meaning set out in Section 12 of EXHIBIT D.

“Group Companies”

means the Company, the BVI Subsidiary, the HK Subsidiary, the PRC Subsidiary, the Domestic Enterprise, the Domestic Subsidiaries and all other direct or indirect, current or future Subsidiaries of the foregoing, and the “Group Company” means any of the Group Companies.

“HK Subsidiary”	has the meaning set out in the Preamble.

“Hong Kong”	means the Hong Kong Special Administrative Region of the PRC.

“Investor”	has the meaning set out in the Preamble.

“Investor Director”

means any director nominated to the Board by holder(s) of more than fifty percent (50%) of the aggregate number of Ordinary Shares into which the then outstanding Series B Shares and Series B-1 Shares are convertible.

“Key Employee”	has the meaning set out in Section 11 of EXHIBIT G.

“knowledge”

means, with respect to a Person’s “knowledge,” the actual knowledge of such Person or that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business Person would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person and its Affiliates.

“Losses”

means all direct or indirect losses, liabilities, damages, deficiencies, diminution in value, suits, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including all costs and expenses related thereto, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation, whether at law or in equity, whether known or unknown, foreseen or unforeseen, of any kind or nature.

“Material Adverse Effect”

means a material adverse effect on the condition (financial or otherwise), assets relating to, or results or prospects of operation of or business (as presently conducted and proposed to be conducted) of the Person(s) specified.

“Ordinary Shares”	has the meaning set out in the Recitals.

“Ordinary Shareholders”	means holders of the Ordinary Shares, and an “Ordinary Shareholder” means any of the Ordinary Shareholders.

“Party” and “Parties”	have the respective meanings set out in the Preamble.

“Person”

shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture (including a sino-foreign equity joint venture or sino-foreign cooperative join venture), an unincorporated organization and a Governmental Authority.

“PRC”	means the People’s Republic of China, solely for purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“PRC GAAP”	means the generally accepted accounting principles in the PRC in effect from time to time.

“PRC Subsidiary”	has the meaning set out in the Preamble.

“PRC Subsidiary Principal Business”	has the meaning set out in the Recitals.

“Preamble”	means the preamble of this Agreement.

“Preference Shares”	has the meaning set out in the Recitals.

“Proceeds”	has the meaning set out in Section 2 of EXHIBIT F.

“Proprietary Assets”

means all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing.

“Recitals”	means the recitals of this Agreement.

“Registered Intellectual Property”

means all Proprietary Assets of any Group Company, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any Governmental Authority.

“Relevant Period”	has the meaning set out in Section 19 of EXHIBIT F.

“Restated Articles”	has the meaning set out in Section 14 of EXHIBIT F.

“Restricted Period”	has the meaning set out in Section 19 of EXHIBIT F.

“Restructuring Documents”

means Equity Pledge Agreements entered into among the PRC Subsidiary, the Domestic Enterprise, and each shareholder of the Domestic Enterprise dated August 23, 2010, Exclusive Option Agreements entered into among the PRC Subsidiary, the Domestic Enterprise, and each shareholder of the Domestic Enterprise dated March 15, 2010 or August 23, 2010 (as the case may be); Exclusive Business Cooperation Agreement between the PRC Subsidiary and the Domestic Enterprise dated March 15, 2010; Power of Attorney from each of shareholders of the Domestic Enterprise to the PRC Subsidiary dated March 15, 2010 or August 23, 2010 (as the case may be); Undertaking Letter from each shareholder of the Domestic Enterprise to the PRC Subsidiary dated March 15, 2010 or August 23, 2010 (as the case may be) and Termination Agreement entered into among Chengshi Wangxun (Beijing) Information Technology Co., Ltd. (城市网讯（北京）信息技术有限公司), the Domestic Enterprise, certain Founders and Shangji Zaixian (Beijing) Network Technology Co., Ltd. (商机在线（北京）网络技术有限公司) dated March 15, 2010, and any other similar agreement entered or to be entered into between the Group Companies through which a Group Company Controls (financially, operationally or otherwise) another Group Company and the financial results for such latter Group Company shall be consolidated into consolidated financial statements for the Company.

“RMB”	means the lawful currency of the PRC.

“SAFE”	has the meaning set out in Section 21(c) of EXHIBIT D.

“SAFE Circular”	has the meaning set out in Section 21 of EXHIBIT F.

“Second Closing”	has the meaning set out in Section 3.3.

“Securities Act”	has the meaning set out in Section 5(b) of EXHIBIT D.

“Series A Shareholders”	means holders of the Series A Shares, and a “Series A Shareholder” means any of the Series A Shareholders.

“Series A Shares”	has the meaning set out in the Recitals.

“Series A-1 Shareholders”	means holders of the Series A-1 Shares, and a “Series A-1 Shareholder” means any of the Series A-1 Shareholders.

“Series A-1 Shares”	has the meaning set out in the Recitals.

“Series B Shareholders”	means holders of the Series B Shares, and a “Series B Shareholder” means any of the Series B Shareholders.

“Series B Shares”	has the meaning set out in the Recitals.

“Series B-1 Shareholders”	means holders of the Series B-1 Shares, and a “Series B-1 Shareholder” means any of the Series B-1 Shareholders.

“Series B-1 Shares”	has the meaning set out in the Recitals.

“Shareholders Agreement”	has the meaning set out in Section 14 of EXHIBIT F.

“Subscribed Shares”	has the meaning set out in Section 2.3.

“Subscription Price”	has the meaning set out in Section 2.2.

“Subsidiary”	means, with respect to any given Person, any other Person that is not a natural person and that is Controlled by such given Person.

“Termination Date”	has the meaning set out in Section 9.1.

“Transaction Agreements”	has the meaning set out in Section 4 of EXHIBIT D.

“US$”	means the lawful currency of the United States of America.

“US GAAP”	means the generally accepted accounting principles in the United States of America in effect from time to time.

“Yao SPV”	means Nihao China Corporation, a company limited by shares incorporated in the British Virgin Islands.

1.2          Interpretation.  For all purposes of this Agreement, except as otherwise expressly provided:

(a)           the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular;

(b)           all accounting terms not otherwise defined herein have the meanings assigned under US GAAP;

(c)           all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement;

(d)           pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;

(e)           the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

(f)            all references in this Agreement to designated exhibits or schedules are to the exhibits or schedules attached to this Agreement unless explicitly stated otherwise;

(g)           “include”, “includes”, “including”, and other words of similar import are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import;

(h)           the titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement;

(i)            any reference in this Agreement to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns, permitted transferees and any Person deriving title under them;

(j)            any reference in this Agreement to any agreement or instrument is a reference to that agreement or instrument as amended or novated;

(k)           references to statutory provisions shall be construed as references to those provisions as respectively amended or re-enacted (whether before or after the date of this Agreement) from time to time and shall include any provision of which they are re-enactments (whether with or without modification) and any subordinate legislation made under such statutory provisions; and

(l)            this Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

1.3          Schedules and Exhibits.  The recitals, the schedules and the exhibits form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the recitals, the schedules and the exhibits.

2.             AGREEMENT TO PURCHASE AND ALLOT SHARES

2.1          Authorization. As of the First Closing, the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 15,242,995 Series B-1 Shares having the rights, preferences, privileges and restrictions as set forth in the Restated Articles.

2.2          Agreement to Purchase and Sell. Subject to the terms and conditions hereof:

(a)           the Company hereby agrees to issue and allot to the Investor, and the Investor hereby agrees to purchase from the Company, on the date of the First Closing, 11,640,105 Series B-1 Shares, and

(b)           the Company hereby agrees to issue and allot to the Investor, and the Investor hereby agrees to purchase from the Company, on the date of the Second Closing, 3,602,890 Series B-1 Shares,

at a price equal to US$3.608 per Series B-1 Share, determined based on a pre-money valuation of the Company at US$445,000,000, amounting to an aggregate purchase price of US$55,000,000 (the “Subscription Price”).  The Subscription Price shall be paid by the Investor to the Company on the date of each Closing in the manner set forth in Section 3.

2.3          Conversion Shares.  The Series B-1 Shares to be subscribed pursuant to this Agreement will be collectively hereinafter referred to as the “Subscribed Shares” and the Ordinary Shares issuable upon conversion of the Subscribed Shares shall be collectively hereinafter referred to as the “Conversion Shares”.  Immediately after the Second Closing contemplated under this Agreement, the shareholding of the Ordinary Shareholders, Series A Shareholder, Series A-1 Shareholders, Series B Shareholders and the Investor (on a fully diluted and as converted basis) shall be as set forth in EXHIBIT B.

3.             CLOSINGS; DELIVERIES

3.1          First Closing. The purchase by the Investor of 11,640,105 Series B-1 Shares (the “First Closing”) shall take place remotely via the exchange of documents and signatures on the date that is five (5) Business Days after the satisfaction or waiver of all the conditions set forth in Section 6 hereto, or at such other time and date as may be mutually agreed upon by the Company and the Investor.

3.2          First Closing Deliveries.  At the First Closing:

(a)               The parties to the Transaction Agreements shall exchange duly executed signature pages to the Transaction Agreements remotely via facsimile, or by such other methods as mutually agreed by the parties thereto;

(b)               The Investor shall pay US$42,000,000 by wire transfer of immediately available funds to the Closing Account or by such other payment methods as may be mutually agreed upon by the Company and the Investor; and

(c)               The Company shall (i) deliver to the Investor, free and clear of any Encumbrance, a share certificate registered in its name or the name(s) of its nominee(s) as directed by the Investor, evidencing the number of Subscribed Shares subscribed by the Investor, (ii) enter the Investor in the register of members of the Company as a holder of the Subscribed Shares subscribed by it, free and clear of any Encumbrance, evidencing the Investor’s Subscribed Shares as having been issued and credited as fully paid, (iii) deliver to the Investor a certified true copy of the register of members of the Company reflecting the issuance of the Subscribed Shares subscribed by the Investor, and (iv) deliver to the Investor all other items required at the First Closing under Section 6.1.

3.3          Second Closing.  At the sole discretion by the Investor, the Investor shall have the right, but not obligation, to purchase 3,602,890 Series B-1 Shares from the Company (the “Second Closing”), unless otherwise agreed by the Investor and the Company in writing, at any time within two (2) months after the date of the First Closing pursuant to terms and conditions of this Agreement.  Once the Investor decides to proceed to the Second Closing, the Company shall be obliged to issue and allot all but not part of 3,602,890 Series B-1 Shares to the Investor at the Second Closing pursuant to this Agreement.   Unless otherwise agreed by the Investor and the Company in writing, if the Second Closing shall have not occurred within two (2) months after the date of the First Closing, the Investor shall have no further obligation to subscribe from the Company, and the Company shall have no further obligation to issue and allot to the Investor, any additional Series B-1 Shares pursuant to this Agreement.  The Parties hereto acknowledge and agree that the Investor shall not be liable for any Losses, liabilities, obligations, responsibilities or debts, of whatever nature, incurred from or arose out of or as a result of the failure to complete the Second Closing.

3.4          Second Closing Deliveries.  At the Second Closing:

(a)               The Investor shall pay US$13,000,000 by wire transfer of immediately available funds to the Closing Account or by such other payment methods as may be mutually agreed upon by the Company and the Investor; and

(b)               The Company shall (i) deliver to the Investor, free and clear of any Encumbrance, a share certificate registered in its name or the name(s) of its nominee(s) as directed by the Investor, evidencing the number of Subscribed Shares subscribed by the Investor, (ii) enter the Investor in the register of members of the Company as a holder of the Subscribed Shares subscribed by it, free and clear of any Encumbrance, evidencing the Investor’s Subscribed Shares as having been issued and credited as fully paid, and (iii) deliver to the Investor a certified true copy of the register of members of the Company reflecting the issuance of the Subscribed Shares subscribed by the Investor.

3.5          Closing.  For purposes of this Agreement, the term “Closing” shall mean any of the First Closing or the Second Closing.

4.             REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of Covenantors.  Unless otherwise provided in EXHIBIT D, the Covenantors, jointly and severally, hereby represent and warrant to the Investor, except as set forth in the Disclosure Schedule (the “Disclosure Schedule”) attached to this Agreement as EXHIBIT C (which Disclosure Schedule shall be deemed to modify the representations and warranties set forth in this Agreement), that the representations and warranties set forth in EXHIBIT D are true as of the date hereof and will be true as of the date of each Closing (except for such representations and warranties that speak as of a particular date, in which case, such representations and warranties shall be true as of such date).

4.2          Representations and Warranties of Investor.  The Investor hereby represents and warrants to the Company that the representations and warranties with respect to itself set forth in EXHIBIT E are true as of the date hereof and will be true as of the date of the First Closing.

5.             COVENANTS

Unless otherwise provided in EXHIBIT F, each of the Covenantors jointly and severally covenants to the Investor as set forth in EXHIBIT F.

6.             CLOSING CONDITIONS

6.1          Conditions to Investor’s Obligations at First Closing.  The obligation of the Investor to purchase the relevant portion of the Subscribed Shares subscribed by it at the First Closing is subject to the fulfillment by the Covenantors on or prior to the First Closing, to the satisfaction of the Investor, or waiver by the Investor, of the conditions set forth in EXHIBIT G.

6.2          Conditions to Company’s Obligations at First Closing.  The obligation of the Company at the First Closing is subject to the fulfillment by the Investor, or waiver by the Company, of the conditions set forth in EXHIBIT H.

7.             INDEMNIFICATION

7.1          Indemnification.  The Covenantors shall, jointly and severally, indemnify, defend and hold harmless the Investor and its respective Affiliates, together with the employees, officers, directors, managing directors and partners of the foregoing, from and against any and all Losses, directly or indirectly, arising out of, relating to, connected with or incidental to any breach of any representation, warranty, covenant or agreement made by any of the Covenantors in this Agreement or in any Transaction Agreements (the “Indemnifiable Losses”).  The Investor shall not be liable for any Losses, liabilities, obligations, responsibilities or debts, whether contractual or otherwise, or any taxes or any other undertakings of any of the Group Companies incurred from or arose out of or as a result of events which happened before the First Closing.

7.2          Payment. At the absolute discretion of the Investor, all Indemnifiable Losses suffered by the Investor may be settled by (a) payment of cash in an amount equal to the Indemnifiable Losses, or (b) the transfer of such number of Ordinary Shares or Preference Shares (at the sole discretion of the Investor) equal to (i) the amount of Indemnifiable Losses suffered by the Investor divided by (ii) the fair market value of one Ordinary Share or Preference Share (as the case may be) as determined in good faith by the Board (with the consent of the Investor Director), or (c) the Company’s allotment and issuance of such number of Ordinary Shares or Preference Shares (at the sole discretion of the Investor) equal to (i) the amount of Indemnifiable Losses suffered by the Investor divided by (ii) the fair market value of one Ordinary Share or Preference Share (as the case may be) as determined in good faith by the Board (with the consent of the Investor Director), provided, that any such allotment and issuance shall be grossed up and shall not have any dilutive effect on the Investor, or a combination of the above.

7.3          Limitation.  Notwithstanding any other provision to the contrary contained herein, the maximum liability of the Covenantors to the Investor under the Transaction Agreements shall not exceed US$55,000,000 in aggregate.

7.4          Survival.  The agreements in this Section 7 shall survive the execution and delivery or any termination of this Agreement.

7.5          Survival of Representations and Warranties. All actions for breach of, or indemnifications with respect to, any of the representations and warranties contained in this Agreement must be asserted within two (2) years after the date of the First Closing or, if there is the Second Closing, within two (2) years after the date of the Second Closing.

8.             CONFIDENTIALITY AND NON-DISCLOSURE

8.1          Confidentiality.  From the date hereof, each Party shall, and shall cause any Person who is Controlled by such Party to, keep confidential the terms, conditions, and existence of this Agreement and the Transaction Agreements and any related documentation, the identities of any of the Parties, and other information of a non-public nature received from any other Party or prepared by such Party exclusively in connection herewith or therewith (collectively, the “Confidential Information”) except as the Company and the Investor shall mutually agree otherwise; provided, that any Party hereto may disclose Confidential Information or permit the disclosure of Confidential Information (a) to the extent required by Applicable Law or the rules of any stock exchange; provided that such Party shall, where practicable and to the extent permitted by Applicable Law, provide the other Parties with prompt written notice of that fact and use all reasonable endeavors to seek (with the cooperation and reasonable endeavors of the other Parties) a protective order, confidential treatment or other appropriate remedy; and in such event, such Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable endeavors to keep such information confidential to the extent reasonably requested by any such other Parties, (b) to its officers, directors, employees, and professional advisors on a need-to-know basis for the performance of its obligations in connection herewith so long as such Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, (c) in the case of the Investor, its fund manager, other funds managed by its fund manager and their respective auditors, counsel, directors, officers, employees, shareholders, partners or investors for the purposes of fund reporting or inter-fund reporting so long as the Investor advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof, and (d) to its current or bona fide prospective investors, investment bankers and any Person otherwise providing substantial debt or equity financing to such Party so long as the Party advises each Person to whom any Confidential Information is so disclosed as to the confidential nature thereof.  For the avoidance of doubt, Confidential Information does not include information that (i) was already in the possession of the receiving Party before such disclosure by the disclosing Party, (ii) is or becomes available to the public other than as a result of disclosure by the receiving Party in violation of this Section 8, or (iii) is or becomes available to the receiving Party from a third party not known by the receiving Party to be in breach of any legal or contractual obligation not to disclose such information to it.

8.2          Press Releases. The Parties shall not make any announcement regarding the consummation of the transaction contemplated by this Agreement, other Transaction Agreements and any related documentation in a press release, conference, advertisement, announcement, professional or trade publication, marketing materials or otherwise to the general public without the Company’s and the Investor’s prior written consent.

9.             TERMINATION

9.1          Termination of Agreement.  Subject to other provisions herein, this Agreement and the transactions contemplated by this Agreement shall terminate (a) at the election of the Company or the Investor on or after three (3) months after the date hereof (such elected date hereinafter referred to as the “Termination Date”), if the First Closing shall not have occurred on or before such date, provided that (i) the terminating Party is not in material default of any of its obligations hereunder, and (ii) the right to terminate this Agreement pursuant to this Section 9.1 shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted, directly or indirectly, in, the failure of the First Closing to be consummated by such date; or (b) upon the mutual consent in writing of the Company and the Investor.

9.2          Effect of Termination.  If this Agreement is terminated pursuant to the provisions of Section 9.1 above, then this Agreement shall become void and have no further effect; provided, that no Party shall be relieved of any liability of any nature for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.

9.3          Survival.  Notwithstanding any provision to the contrary, the provisions of Section 7 (Indemnification), Section 8 (Confidentiality and Non-Disclosure), this Section 9 (Termination), Section 10.2 (Expenses), Section 10.3 (Governing Law) and Section 10.4 (Dispute Resolution) shall survive any expiration or termination of this Agreement.

10.          MISCELLANEOUS

10.1        Binding Effect; Assignment.  This Agreement shall be binding on and shall enure for the benefit of the successors, heirs, executors and administrators and permitted transferees and assignees of the Parties hereto but shall not be capable of being assigned by any Covenantor nor Yao SPV without the prior consent in writing of the Investor.  This Agreement and the rights and obligations herein may be assigned and transferred by the Investor to any Person without the written consent of the other Parties hereto.

10.2        Expenses.

(a)           The Company shall pay the Investor (or its transferees or assignees) for all costs and expenses incurred by the Investor (or its transferees or assignees) in connection with negotiation and preparation of this Agreement and any Transaction Agreements, the performance of and compliance with all agreements and conditions contained herein or therein, including the fees, expenses, taxes, duties and disbursements of any counsel and/or accountants that may be retained.

(b)           If the transactions contemplated by this Agreement and any other Transaction Agreements do not result in the First Closing, the Company will bear fifty percent (50%) and the Investor (or its transferees or assignees) will bear fifty percent (50%) of such costs and expenses incurred by the Investor (or its transferees or assignees) since July 1, 2011.  The Parties agree that such aggregate costs and expenses to be reimbursed by the Company hereunder shall be limited to a maximum amount of US$300,000.

10.3        Governing Law.  This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

10.4        Dispute Resolution.

(a)           Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the Parties to such Dispute.  Such consultation shall begin immediately after any Party has delivered written notice to any Party to the Dispute requesting such consultation.

(b)           If the Dispute is not resolved within fifteen (15) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any Party to the Dispute with notice to each other Party to the Dispute (the “Arbitration Notice”).

(c)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be three (3) arbitrators.  The Investor shall choose one (1) arbitrator, the Covenantors shall collectively choose one (1) arbitrator and the two (2) arbitrators shall jointly select the third arbitrator who shall serve as the chairman of the arbitral tribunal.  If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.

(d)           The arbitration proceedings shall be conducted in English.  The arbitral tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as administered by the Centre at the time of the arbitration.  However, if such rules are in conflict with the provisions of this Section 10.4, including the provisions concerning the appointment of arbitrators, the provisions of this Section 10.4 shall prevail.

(e)           The arbitrators shall decide any Dispute submitted by the Parties strictly in accordance with the substantive law of Hong Kong; provided that when the published laws of Hong Kong do not cover a certain matter, international legal principles and practices shall apply.

(f)            Each Party to the arbitration shall cooperate with the other Parties to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(g)           The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitral tribunal.

(h)           When any Dispute occurs and when any Dispute is under arbitration, except for the matters in dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Agreement.

(i)            The award of the arbitral tribunal shall be final and binding upon the Parties, and the prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

(j)            Any Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(k)           During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

10.5        Entire Agreement.  This Agreement, and the Transaction Agreements, and any transaction agreement the execution of which is contemplated hereunder and thereunder and the schedules and exhibits hereto and thereto constitute the entire understanding and agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior written or oral understandings or agreements with respect to the subject matter hereof and thereof.

10.6        Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth on EXHIBIT L hereto, upon receipt of confirmation of error-free transmission; (c) when sent by electronic mail at the address set forth on EXHIBIT L hereto, on the same day that it was sent and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient; (d) three (3) Business Days after deposit in the mail as air mail or certified mail, postage prepaid and addressed to the other Parties as set forth on EXHIBIT L hereto; or (e) one (1) Business Day after deposit with an overnight delivery service, postage prepaid, addressed to the other Parties as set forth on EXHIBIT L hereto with next Business Day delivery guaranteed.  A Party may change or supplement the facsimile number, electronic mail address or mailing address given in EXHIBIT L, or designate an additional facsimile number, electronic mail address or mailing address, for purposes of this Section 10.6 by giving the other Parties written notice of the new facsimile number, electronic mail address or mailing address in the manner set forth above.

10.7        Amendments and Waivers.

(a)           Any provision of this Agreement may be amended only with the written consent of the Company and the Investor.

(b)           Any amendment or waiver effected in accordance with this Section 10.7 shall be binding upon the Parties hereto and their respective permitted transferees, assignees and successors in interest.

(c)           Notwithstanding anything to the contrary in this Section 10.7, no amendment to this Agreement shall be effective or enforceable against any Party (other than the Company and the Investor) unless a copy of the final executed version of the amendment shall be provided to such Party.

(d)           No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

10.8        Delays or Omissions.  No delay or omission in exercising any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, or by law or otherwise afforded to any Party shall be cumulative and not alternative.

10.9        Severability.  If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties.  In such event, the Parties shall use best endeavors to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

10.10      Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Series B-1 Shares, Series B Shares, Series A-1 Shares, Series A Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Series B-1 Shares, Series B Shares, Series A-1 Shares, Series A Shares or Ordinary Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

10.11      Specific Performance etc.  The Parties unconditionally and irrevocably acknowledge, agree and declare that it is impossible to measure in money the damages that would be suffered by a Party by reason of the failure by any other Party to perform any of the obligations under any this Agreement or other Transaction Agreements.  Therefore, if any Party shall institute any action or proceeding to enforce the provisions hereof or thereof (including without limitation seeking protective orders, injunctive relief, specific performance and other remedies available at law or in equity), any Party against whom such action or proceeding is brought hereby waives any claim or defense therein that the other Parties have an adequate remedy at law.

10.12      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
)
by JINBO YAO (姚劲波)	) /s/ Jinbo Yao	L.S.
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
	)	L.S.
by JIANBO SU (苏剑波))		/s/ Jianbo Su
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SIGNED, SEALED and DELIVERED	)
	)	L.S.
by BAOSHAN WANG (王宝珊))		/s/ Baoshan Wang
)
the holder of the People’s Republic of China	)
)
in the presence of:	)
)
Name of Witness:	)
Address of Witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

FOUNDER:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of NIHAO CHINA CORPORATION	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of 58.COM INC.	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

BVI SUBSIDIARY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of CHINA CLASSIFIED NETWORK	)
CORPORATION	)
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HK SUBSIDIARY:

EXECUTED AS A DEED	)
)
SEALED with the COMMON SEAL	)
)
of CHINA CLASSIFIED INFORMATION	)
CORPORATION LIMITED	)
(中国分类信息集团有限公司))
)
and SIGNED by JINBO YAO	)	/s/ Jinbo Yao
)
(Director))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

PRC SUBSIDIARY:

EXECUTED AS A DEED
)
SIGNED SEALED and DELIVERED	)
)
)
by JINBO YAO	)	/s/ Jinbo Yao	L.S.
)
the lawful attorney of	)
)
BEIJING CHENGSHI WANGLIN	)
INFORMATION TECHNOLOGY CO., LTD.	)
(北京城市网邻信息技术有限公司)))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

DOMESTIC ENTERPRISE:

EXECUTED AS A DEED	)
)
SIGNED SEALED and DELIVERED	)
)
by JINBO YAO	)	/s/ Jinbo Yao	L.S.
)
the lawful attorney of	)
)
BEIJING 58 INFORMATION	)
TECHNOLOGY CO., LTD.	)
(北京五八信息技术有限公司))
)
in the presence of:-)
)
)
Name of witness:	)
Address of witness:	)

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTOR:

WP X ASIA ONLINE INVESTMENT HOLDINGS LIMITED

By:	/s/ Timothy J. Curt
Name:	Timothy J. Curt
Title:	Director

[SIGNATURE PAGE TO SERIES B-1 PREFERENCE SHARE SUBSCRIPTION AGREEMENT]